Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253368

PROSPECTUS SUPPLEMENT (to Prospectus dated April 6, 2021)

Express, Inc.

15,000,000 Shares of Common Stock

We have entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc. (the “Sales Agent”), relating to our shares of common stock, par value $0.01 per share (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus.

In accordance with the terms of the Sales Agreement, we may offer and sell up to 15,000,000 shares of our Common Stock from time to time through the Sales Agent pursuant to this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, will be made by means of transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including block trades and sales made in ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”) or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices.

The Sales Agent will be entitled to compensation of up to 3% of the gross sales price for any shares of Common Stock sold through it as a Sales Agent under the Sales Agreement, as further described in the “Plan of Distribution (Conflicts of Interest)” section. The net proceeds we receive from the sale of our Common Stock in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing the shares. Subject to the terms and conditions of the Sales Agreement, the Sales Agent is not required to sell any specific number or dollar amount of shares but will use its commercially reasonable efforts to sell on our behalf any shares to be offered under the Sales Agreement. Under the terms of the Sales Agreement, we also may sell shares to the Sales Agent as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent setting forth the terms of such transaction, and we will describe this agreement in a separate pricing supplement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of 15,000,000 shares of Common Stock, (2) the expiration date of the registration statement of which this prospectus supplement and the accompanying prospectus are a part and (3) the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms. See “Plan of Distribution (Conflicts of Interest).”

Our Common Stock is listed on the NYSE under the symbol “EXPR.” On June 2, 2021, the last reported sale price of our Common Stock on the NYSE was $6.51 per share. Our shares of Common Stock have recently experienced extreme volatility in market prices and trading volume. For example, from January 1, 2021 to the date hereof, the market price of our Common Stock has fluctuated from an intra-day low on the NYSE of $0.86 per share on January 4, 2021 to an intra-day high of $13.97 on January 27, 2021. Significant fluctuations in the market price of our Common Stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. Notwithstanding the foregoing, during that period there were no material recent changes in the financial condition or results of operations of the Company, such as its earnings or revenue, that are consistent with or related to the recent changes in its stock price. The market volatility and trading patterns we have experienced create several risks for investors. Please see the section of this prospectus supplement titled, “Risk Factors.”

Investing in our Common Stock involves risks. See “Risk Factors“ in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended May 1, 2021, which is incorporated by reference herein, as well as in any future filings we make from time to time with the Securities and Exchange Commission (the “SEC”).

Neither the SEC, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

BofA Securities

The date of this prospectus supplement is June 3, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we originally filed with the SEC on February 22, 2021, and was subsequently amended on April 6, 2021, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely upon the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. Neither we nor the Sales Agent have authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

We are not, and the Sales Agent is not, making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Sales Agent, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at www.sec.gov. Our SEC filings are also available free of charge at our investor relations website (www.investors.express.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus supplement and the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our annual report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on March 25, 2021 (the “Annual Report”);

•	our quarterly report on Form 10-Q for the fiscal quarter ended May 1, 2021, filed with the SEC on June 3, 2021 (the “Quarterly Report”);

•	our current reports on Form 8-K filed with the SEC on January 14, 2021 and February 3, 2021 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•	the description of our Common Stock contained in Exhibit 4.2 of our Annual Report.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus supplement or the accompanying prospectus or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the accompanying prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement or the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus. You should direct requests for documents to:

Express, Inc.

1 Express Drive

Columbus, Ohio 43230

(614) 474-4001

MARKET, RANKING AND OTHER INDUSTRY DATA

This prospectus supplement includes or incorporates by reference industry data and forecasts that we obtained from industry publications and surveys, public filings and our internal sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and neither we nor the Sales Agent can assure you of the accuracy or completeness of such information contained, or incorporated by reference, in this prospectus supplement. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement or incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement and the accompanying prospectus, the documents that are incorporated by reference in this prospectus supplement, the accompanying prospectus and other written or oral statements made by or on behalf of Express may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “anticipate,” “plan,” “potential,” “can have,” “likely,” “continue to,” “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These factors, risks, and uncertainties include, but are not limited to, the factors described under “Forward-Looking Statements” in our most recent Annual Report and any subsequently filed Quarterly Reports on Form 10-Q (“Quarterly Reports”). These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	changes in consumer spending and general economic conditions;

•	customer traffic at malls, shopping centers, and at our stores;

•

the novel coronavirus outbreak, declared a pandemic by the World Health Organization, is adversely affecting and may continue to adversely affect our business operations, store traffic, employee availability, financial condition, liquidity and cash flow;

•	competition from other retailers;

•	our dependence upon independent third parties to manufacture all of our merchandise;

•	changes in the cost of raw materials, labor, and freight;

•	supply chain disruption and increased tariffs;

•	difficulties associated with our distribution facilities;

•	natural disasters, extreme weather, public health issues, including pandemics, fire, and other events that cause business interruption;

•	our reliance on third parties to provide us with certain key services for our business;

•	our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors;

•

fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, inventory levels, and sales mix between stores and eCommerce;

•	our dependence on a strong brand image;

•	our ability to adapt to changes in consumer behavior and develop and maintain a relevant and reliable omnichannel experience for our customers;

•	our dependence upon key executive management;

•

our ability to execute our growth strategy, including but not limited to, engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, putting product first, and reinvigorating our brand;

•	the failure or breach of information systems upon which we rely;

•	the increase of our employees working remotely and use of technology for work functions;

•	our ability to protect our customer data from fraud and theft;

•	our substantial lease obligations;

•

restrictions imposed on us under the terms of our current credit facilities, including asset based requirements related to inventory levels, ability to make additional borrowings, and restrictions on our ability to repurchase shares of our Common Stock;

•	our inability to maintain compliance with covenants in our current credit facilities;

•	impairment charges on long-lived assets and our lease assets;

•	claims made against us resulting in litigation or changes in laws and regulations applicable to our business;

•	our inability to protect our trademarks or other intellectual property rights that may preclude the use of our trademarks or other intellectual property around the world;

•	changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate;

•	our failure to maintain adequate internal controls;

•	our inability to pay dividends and repurchase shares;

•	our charter documents and applicable law may discourage or delay acquisition attempts;

•	our shares of Common Stock may experience extreme volatility and purchases of our Common Stock could incur substantial losses;

•	our stock price may incur rapid and substantial increases or decreases that may not coincide in timing with the disclosure of news or developments affecting us;

•	potential short squeezes related to our common stock have led to, and could again lead to, extreme price volatility in shares of our Common Stock;

•

information available in public media that is published by third parties, including blogs, articles, message boards and social and other media may include statements not attributable to us and may not be reliable or accurate; and

•	the difficulty for a third party to acquire control of our stock due to our stockholder rights agreement.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. It may not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section titled “Risk Factors” in this prospectus supplement and in our Annual Report, and our consolidated financial statements and related notes incorporated by reference to our Annual Report. Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “Express” refer to Express, Inc. and its consolidated subsidiaries as a combined entity.

Our Company

Express is a modern, versatile, dual gender apparel and accessories brand that helps people get dressed for every day and any occasion. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has always been a brand of the now, offering some of the most important and enduring fashion trends. Express aims to create confidence and inspire self-expression through a design and merchandising view that brings forward the best of now for real life versatility.

As of January 30, 2021, we operated 570 stores across the United States and in Puerto Rico, including 210 factory outlet stores. Our stores are located primarily in high-traffic shopping malls, lifestyle centers, outlet centers, and street locations, and average approximately 8,500 gross square feet. We also sell our products through our eCommerce website, www.express.com, and our mobile app, as well as through franchisees who operate Express locations in Latin America pursuant to franchise agreements. We report results as a single segment, which includes the operation of our Express brick-and-mortar retail and outlet stores, eCommerce operations, and franchise operations.

Corporate Information

We maintain our principal executive offices at 1 Express Drive, Columbus, Ohio 43230 and our telephone number is (614) 474-4001. Our investor relations website address is www.investors.express.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our Common Stock.

THE OFFERING

Issuer	Express, Inc., a Delaware corporation.

Common stock offered by us	15,000,000 shares of our Common Stock.

Common stock outstanding prior to the offering	66,299,774

Manner of offering	“At-the-market” offering that may be made from time to time through BofA Securities, Inc., as Sales Agent, subject to direction from us as to amount and timing. See “Plan of Distribution (Conflicts of Interest).”

Use of proceeds	We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include investments in working capital, or capital expenditures, the repayment of indebtedness and other investments. See “Use of Proceeds.”

Conflicts of Interest	The Sales Agent and or/their affiliates are lenders under certain of our existing indebtedness. As described in “Use of Proceeds,” we anticipate that the net proceeds of this offering will be used for the repayment, refinancing, redemption or repurchase of existing indebtedness. Because more than 5% of the net proceeds of this offering may be received by the Sales Agent and/or their affiliates, this offering is being conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121, as administered by FINRA. Accordingly, the Sales Agent will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Dividends	We neither declared nor paid any cash dividend on our Common Stock in 2020 or 2019, and we do not currently anticipate paying cash dividends on our Common Stock. Our ability to pay dividends is restricted by the terms of our revolving credit facility and our term loan facility. Any future determination to pay dividends will be made at the discretion of our Board of Directors and will depend on our results of operations, restrictions contained in our revolving credit facility and our term loan facility or future financing arrangements, and other factors as deemed relevant.

NYSE symbol	“EXPR”

Risk factors	For a discussion of risks relating to us, our business and an investment in our Common Stock, see “Risk Factors” in this prospectus supplement and our Annual Report and the other information set forth in or incorporated by reference into this prospectus supplement before investing in our Common Stock.

Transfer agent	Computershare Trust Company, N.A.

RISK FACTORS

Investing in our Common Stock involves a number of risks. Before you purchase our Common Stock, you should carefully consider the risks described below and the other information contained in or incorporated by reference into this prospectus supplement, including our consolidated financial statements and accompanying notes. You should carefully consider the risks and uncertainties described in Part I, Item 1A, “Risk Factors” in our Annual Report, as supplemented and modified by the information below. If any of those or the following risks actually occurs, our business, financial condition, results of operation or cash flows could be materially adversely affected. In any such case, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering and Our Common Stock

As a result of the extreme volatility of the market prices and trading volume that our shares of Common Stock have recently experienced, and may in the future again experience, purchasers of our Common Stock could incur substantial losses.

The extreme volatility of the market prices and trading volume that our shares of Common Stock have recently experienced, and may continue to experience could cause purchasers of our Common Stock to incur substantial losses. For example, from January 1, 2021 to the date hereof, the market price of our Common Stock has fluctuated from an intra-day low on the NYSE of $0.86 per share on January 4, 2021 to an intra-day high of $13.97 on January 27, 2021. Significant fluctuations in the market price of our Common Stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our Common Stock may experience rapid and substantial increases or decreases unrelated to our operating performance, financial condition or business prospects, or macro or industry fundamentals;

•

factors in the public trading market for our Common Stock may include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Common Stock and any related hedging and other trading factors;

•

our market capitalization, as implied by various trading prices, has reflected valuations that diverge significantly from those seen prior to recent volatility and that are significantly higher than our market capitalization immediately prior to such recent volatility, which began with a significant increase in the trading volume of our Common Stock on January 22, 2021, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or business prospects, purchasers of our Common Stock could incur substantial losses if there are declines in market prices driven by a return to earlier valuations;

•

to the extent volatility in our Common Stock is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Common Stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors may purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•

if the market price of our Common Stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the equity issuance of our Common Stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of Common Stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business.

Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Stock or result in fluctuations in the price or trading volume of our Common Stock, including:

•	the ongoing impacts and developments relating to the COVID-19 pandemic;

•	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

•	our current inability to pay dividends or other distributions;

•	publication of research reports by analysts or others about us or the specialty retail industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•	changes in market interest rates that may cause purchasers of our shares to demand a different yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•	additions or departures of key personnel;

•	actions by institutional or significant stockholders;

•	short interest in our stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our stock and their participation in social media platforms targeted at speculative investing;

•	speculation in the press or investment community about our company or industry;

•	strategic actions by us or our competitors, such as acquisitions or other investments;

•	legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the Internal Revenue Service (“IRS”);

•	investigations, proceedings, or litigation that involve or affect us;

•	the occurrence of any of the other risk factors included or incorporated by reference in this prospectus supplement; and

•	general market and economic conditions.

There may be future sales or other dilutions of our equity that may adversely affect the market price of our Common Stock.

We cannot predict whether future issuances of shares of our Common Stock or the availability of shares for resale in the open market will decrease the market price per share of our Common Stock. We are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of any future stock issuances reducing the market price of our Common Stock and diluting their stock holdings in us. The exercise of any options granted to directors, executive officers and other employees under our stock compensation plans, the issuance of shares of Common Stock in acquisitions and other issuances of our Common Stock could have an adverse effect on the market price of the shares of our Common Stock, and the existence of options, or shares of our Common Stock reserved for issuance as restricted shares of our Common Stock may materially adversely affect the terms upon which we may be able to obtain additional capital in the future through the sale of equity securities.

The number of shares of Common Stock we may offer hereunder is significant relative to the number of shares currently outstanding, and if we offer and sell a significant number of such securities, it could result in a decline in the price of our securities.

The 15,000,000 shares of our Common Stock that may be sold under this prospectus represent a substantial number of shares relative to our current shares outstanding. If we sell a large number of such securities at one time or over a short period of time, our Common Stock could experience a substantial decrease in price, and our investors may only be able to sell shares of our Common Stock at a substantial loss.

The shares of Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the sales agent after delivering a sales notice will fluctuate based on the market price of the shares of Common Stock during the sales period and limits we set with the sales agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

A “short squeeze” due to a sudden increase in demand for shares of our Common Stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, and could again lead to, extreme price volatility in shares of our Common Stock.

Investors may purchase shares of our Common Stock to hedge existing exposure or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Common Stock for delivery to lenders of our Common Stock. Those repurchases may, in turn, dramatically increase the price of shares of our Common Stock until additional shares of our Common Stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our Common Stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our Common Stock will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to and could again lead to volatile price movements in shares of our Common Stock that may be unrelated or disproportionate to our operating performance or prospectus and, once investors purchase the shares of our Common Stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our Common Stock may rapidly decline. Investors that purchase shares of our Common Stock during a short squeeze may lose a significant portion of their investment.

Information available in public media that is published by third parties, including blogs, articles, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our shares of Common Stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our Common Stock which may cause investors that purchase our Common Stock to lose a significant portion of their investment.

Our management will have broad discretion in the use of the net proceeds from the sale of the Common Stock offered hereby and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the sale of the Common Stock offered hereby, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of the Common Stock offered hereby effectively could compromise our business strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from the sale of the Common Stock offered hereby.

USE OF PROCEEDS

Under this prospectus supplement and the accompanying prospectus, and accordance with the terms of the Sales Agreement, we may issue and sell up to 15,000,000 shares of our Common Stock. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our Common Stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include, in the following order of priority, (i) investments in working capital, or capital expenditures, including the acceleration of investments to grow and enhance its eCommerce channel and omni-channel assets; (ii) the repayment of indebtedness; and (iii) other investments.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

The following is a summary of material U.S. federal income consequences to non-U.S. holders, as defined below, of the ownership and disposition of shares of our Common Stock as of the date of this prospectus supplement. This summary deals only with shares of Common Stock purchased in this offering that are held as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code, as defined below, by a non-U.S. holder.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our Common Stock that, for U.S. federal income tax purposes, is not any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Department of the Treasury regulations (“U.S. Treasury Regulations”) to be treated as a United States person for U.S. federal income tax purposes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our Common Stock, you should consult your own tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to you in light of your particular circumstances.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, rulings and other administrative pronouncements and judicial decisions, all as in effect as of the date hereof. Those authorities are subject to different interpretations and may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought and do not expect to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our Common Stock that differ from those discussed below. We cannot assure you that a change in law will not alter significantly the tax consequences described in this summary.

This summary is general in nature and does not address all aspects of U.S. federal income taxation relevant to investors in our Common Stock and does not address the so-called Medicare tax imposed on certain investment income, any state, local, non-U.S., estate, gift or other non-income tax consequences or any income tax treaty. In addition, this summary does not deal with all tax consequences that may be relevant to non-U.S. holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to investors who may be subject to special tax treatment, including brokers, dealers in securities or currencies, banks or other financial institutions, retirement plans, individual retirement accounts and other tax-deferred accounts, tax-exempt entities, grantor trusts, insurance companies, investors that elect to use a mark-to-market method of tax accounting for their securities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, expatriated entities subject to Section 7874 of the Code, and individuals who are U.S. expatriates;

•

tax consequences to persons holding shares of our Common Stock as a part of a hedge, integrated or conversion transaction, synthetic security, straddle or combined transaction or persons deemed to sell shares of our Common Stock under the constructive sale provisions of the Code;

•	tax consequences to partnerships or other pass-through entities or investors in such entities;

•	tax consequences to persons subject to the base erosion and anti-abuse tax or the alternative minimum tax; or

•	tax consequences to accrual-method taxpayers subject to special tax accounting rules (including under Section 451(b) of the Code).

This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the ownership and disposition of our Common Stock. If you are considering the purchase of shares of our Common Stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of shares of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

We do not currently expect to pay cash distributions on our Common Stock in the foreseeable future. In general, in the event that we pay cash distributions on shares of our Common Stock, such cash distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our Common Stock (determined on a share by share basis), but not below zero, and then will be treated as gain from the sale of stock.

Subject to the discussion below of backup withholding and FATCA (as defined below), dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a fixed base of the non-U.S. holder) generally will not be subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (including the provision of a properly completed IRS Form W-8ECI or other applicable form). Instead, unless an applicable income tax treaty provides otherwise, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. A corporate non-U.S. holder may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its earnings and profits (subject to adjustments) that are effectively connected with its conduct of a U.S. trade or business.

A non-U.S. holder of shares of our Common Stock who wishes to claim the benefit of an applicable income tax treaty rate for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible under the applicable income tax treaty for a reduction in the rate of, or exemption from, withholding on dividends, or (b) if shares of our Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements described in the applicable U.S. Treasury regulations. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically if there is a change in circumstances that makes any information on such form incorrect.

It is possible that a distribution made to a non-U.S. holder may be subject to over-withholding because, for example, at the time of the distribution we or the relevant withholding agent may not be able to determine how much of the distribution constitutes dividends or the proper documentation establishing the benefits of any applicable treaty has not been properly supplied. If there are any excess amounts withheld on distributions made to a non-U.S. holder, such non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the applicable withholding tax rules and the possibility of obtaining a refund of any excess amounts withheld.

Gain on Disposition of Shares of Common Stock

Subject to the discussions below of backup withholding and FATCA, any gain realized by a non-U.S. holder on the sale or other taxable disposition of shares of our Common Stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held the shares of our Common Stock, and certain other conditions are met.

In the case of a non-U.S. holder described in the first bullet point above, any gain derived from the sale or other taxable disposition of our Common Stock will be subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), and a non-U.S. holder that is a corporation may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gains (subject to adjustments). Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a 30% tax on any gain derived from the sale or other taxable disposition of our Common Stock, which may be offset by certain U.S. source capital losses, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, in general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not and do not currently anticipate becoming a USRPHC for U.S. federal income tax purposes. Non-U.S. holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

The amount of dividends paid to each non-U.S. holder and any tax withheld with respect to such dividends will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder generally will be subject to backup withholding, currently at a rate of 24%, with respect to dividends paid to such holder unless such holder certifies under penalties of perjury that it is not a United States person as defined under the Code, generally on an IRS Form W-8BEN or W-8BEN-E or other appropriate IRS Form W-8, or such holder otherwise establishes an exemption (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code that is not an exempt recipient).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our Common Stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person as defined under the Code, generally on an IRS Form W-8BEN or W-8BEN-E or other appropriate IRS Form W-8, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code that is not an exempt recipient).

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder of Common Stock under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the regulations and administrative guidance thereunder (“FATCA”), generally will impose a withholding tax of 30% on dividend income from our Common Stock paid to (i) a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person as defined under the Code who directly or indirectly owns more than 10% of the entity. These rules do not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules, including pursuant to or in compliance with an intergovernmental agreement entered into between the United States and the beneficial owner’s home jurisdiction. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions. Under certain circumstances, a non-U.S. holder of our Common Stock might be eligible for refunds or credits of such taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. holders should consult their tax advisors regarding the implications of this legislation on their investment in our Common Stock.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

NON-U.S. HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE, GIFT OR OTHER NON-INCOME TAX RULES OR MEDICARE CONTRIBUTION TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of our Common Stock by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities and accounts whose underlying assets are considered to include “plan assets” (within the meaning of regulations issued by the U.S. Department of Labor, set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA of any such plan, account or arrangement (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in our Common Stock with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the issuer, the Sales Agent or certain of the issuer’s or Sales Agent’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase our Common Stock in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision to purchase our Common Stock.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition of our Common Stock by a Covered Plan with respect to which the Transaction Parties are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Because of the foregoing, our Common Stock should not be purchased by any Covered Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and/or the Code. Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of our Common Stock.

Representation

Accordingly, by its acceptance of our Common Stock, each purchaser will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser to acquire our Common Stock constitute assets of any Plan or (ii) the acquisition of our Common Stock by such purchaser will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our Common Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our Common Stock should consult and rely on their own counsel and advisers as to whether an investment in our Common Stock is suitable for the Plan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the Sales Agreement with BofA Securities, Inc., as the Sales Agent, under which we may, over a period of time and from time to time, offer and sell up to 15,000,000 shares of our Common Stock through the Sales Agent or to the Sales Agent. We will file a copy of the Sales Agreement as an exhibit to the Form 8-K to be incorporated by reference in the registration statement of which this prospectus supplement forms a part. The sales, if any, of our Common Stock made under the Sales Agreement, and to which this prospectus supplement relates, will be made in “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE, the existing trading market for our Common Stock, or sales made to or through a market maker or through an electronic communications network. In addition, our Common Stock may be offered and sold by such other methods, including privately negotiated transactions, as we and the Sales Agent agree to in writing. The sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices.

We also may sell shares of our Common Stock to the Sales Agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares of our Common Stock to the Sales Agent, as principal, we will enter into a separate terms agreement with such Sales Agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

From time to time during the term of the Sales Agreement, we may deliver a placement notice to the Sales Agent specifying the length of the selling period, the amount of shares of Common Stock to be sold and the minimum price below which sales may not be made.

The Sales Agent has agreed that, upon receipt of a placement notice from us that is accepted by the Sales Agent, and is subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our Common Stock on such terms. We or the Sales Agent may suspend the offering of the shares of Common Stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate. Settlement for sales of the shares of our Common Stock is expected to occur on the second business day that is also a Trading Day following the date on which any sales were made. The obligation of the Sales Agent under the Sales Agreement to sell common shares pursuant to any placement notice is subject to a number of conditions, which the Sales Agent reserves the right to waive in its sole discretion.

If acting as sales agent, the Sales Agent will provide to us written confirmation following the close of trading on the NYSE on each trading day on which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the net proceeds to us (after deduction of any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the aggregate compensation payable by us to the Sales Agent with respect to such sales. We will report, on a quarterly basis, the number of shares sold by or through the Sales Agent during such quarterly fiscal period, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Sales Agent with respect to such sales.

We will pay the Sales Agent a commission of 3% of the gross sales price per share for any shares sold through it as an agent under the Sales Agreement. We have agreed to reimburse the Sales Agent for certain fees and expenses in connection with this offering, including the fees and disbursements of counsel to the Sale Agent.

In connection with the sale of our Common Stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

Sales of our Common Stock, which are the subject of this offering, may be issued from shares that we hold as treasury shares. Sales of the Common Stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.

The offering of the Common Stock pursuant to the Sales Agreement will terminate upon the earliest of  (1) the sale of the maximum aggregate amount of our Common Stock subject to the Sales Agreement, (2) the expiration date of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and (3) the termination of the Sales Agreement by either party at any time upon 3 days’ notice, or by the Sales Agent, upon notice to the Company, in certain circumstances, including certain bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our Common Stock on the NYSE or the occurrence of a material adverse effect on our Company.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $500,000.

The Sales Agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agent and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

The Sales Agent and or/their affiliates are lenders under certain of our existing indebtedness. As described in “Use of Proceeds,” we anticipate that the net proceeds of this offering will be used for the repayment, refinancing, redemption or repurchase of existing indebtedness. Because more than 5% of the net proceeds of this offering may be received by the Sales Agent and/or their affiliates, this offering is being conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the Sales Agent will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

No Public Offering Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Kirkland & Ellis LLP, Chicago, Illinois, will pass upon the validity of the Common Stock offered hereby on our behalf. Certain legal matters will also be passed upon for the Sales Agent by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act on April 6, 2021, to register with the SEC the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our website address is located at www.express.com. Through links on the “Investor Relations” portion of our website, found at www.investors.express.com, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement.

PROSPECTUS

Express, Inc.

25,000,000 Shares of Common Stock

Express, Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, up to 25,000,000 shares of our common stock, par value $0.01 (the “Common Stock”) described in this prospectus.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EXPR.” On April 5, 2021, the last reported sale price of our Common Stock on the NYSE was $4.17.

Investing in our Common Stock involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (the “SEC”). See the sections entitled “Risk Factors” below on page 7, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to 25,000,000 shares of our Common Stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of our Common Stock that we may offer. To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of Common Stock being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference, and any free writing prospectus that we prepare and distribute.

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “Express” refer to Express, Inc. and its consolidated subsidiaries as a combined entity.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our investor relations website (www.investors.express.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on March 25, 2021 (the “Annual Report”);

•	our Current Report on Form 8-K filed with the SEC on February 3, 2021 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A12B filed with the SEC on May 12, 2010, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Express, Inc.

1 Express Drive

Columbus, Ohio 43230

(614) 474-4001

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of Express may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “anticipate,” “plan,” “potential,” “can have,” “likely,” “continue to,” “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” in our most recent Annual Report and any subsequently filed Quarterly Reports on Form 10-Q (“Quarterly Reports”). These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	changes in consumer spending and general economic conditions;

•	customer traffic at malls, shopping centers, and at our stores;

•	the COVID-19 pandemic is adversely affecting and may continue to adversely affect our business operations, store traffic, employee availability, financial condition, liquidity and cash flow;

•	competition from other retailers;

•	our dependence upon independent third parties to manufacture all of our merchandise;

•	changes in the cost of raw materials, labor, and freight;

•	supply chain disruption and increased tariffs;

•	difficulties associated with our distribution facilities;

•	natural disasters, extreme weather, public health issues, including pandemics, fire, and other events that cause business interruption;

•	our reliance on third parties to provide us with certain key services for our business.

•	our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors;

•

fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, inventory levels, and sales mix between stores and eCommerce;

•	our dependence on a strong brand image;

•	our ability to adapt to changes in consumer behavior and develop and maintain a relevant and reliable omnichannel experience for our customers;

•	our dependence upon key executive management;

•

our ability to execute our growth strategy, including but not limited to, engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, putting product first, and reinvigorating our brand;

•	the failure or breach of information systems upon which we rely;

•	the increase of our employees working remotely and use of technology for work functions;

•	our ability to protect our customer data from fraud and theft;

•	our substantial lease obligations;

•	restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on our ability to repurchase shares of our Common Stock;

•	impairment charges on long-lived assets and our lease assets; and

•	other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

THE COMPANY

Express is a modern, versatile, dual gender apparel and accessories brand that helps people get dressed for every day and any occasion. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has always been a brand of the now, offering some of the most important and enduring fashion trends. Express aims to Create Confidence and Inspire Self-Expression through a design and merchandising view that brings forward The Best of Now for Real Life Versatility.

As of January 30, 2021, we operated 570 stores across the United States and in Puerto Rico, including 210 factory outlet stores. Our stores are located primarily in high-traffic shopping malls, lifestyle centers, outlet centers, and street locations, and average approximately 8,500 gross square feet. We also sell our products through our eCommerce website, www.express.com, and our mobile app, as well as through franchisees who operate Express locations in Latin America pursuant to franchise agreements.

We maintain our principal executive offices at 1 Express Drive, Columbus, Ohio 43230 and our telephone number is (614) 474-4001. Our investor relations website address is www.investors.express.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Common Stock.

RISK FACTORS

Investing in our Common Stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports and on Form 8-K, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Common Stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Common Stock offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. Additional information on the use of net proceeds from the sale of Common Stock offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety by reference to Delaware law, our certificate of incorporation, as amended (the “certificate of incorporation”), and our bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above.

Our authorized capital stock consists of 500.0 million shares of Common Stock and 10.0 million shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of February 27, 2021, there were 64,973,977 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Voting Rights

Each share of Common Stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Common Stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding Preferred Stock, our Common Stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our Common Stock will not have cumulative voting rights. At a meeting of the stockholders at which a quorum is present, except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation, the rules of any stock exchange on which our Common Stock is listed or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.

In the case of election of directors, when a quorum is present, a nominee for director will be elected if a majority of the votes casts are for the nominee’s election, except that nominees for director shall be elected by a plurality of the votes cast at a meeting of the stockholders for which: (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice provisions set forth in the bylaws and (ii) such nomination was not withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first mails its notice of such meeting of the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee for director. In the case of removal of directors, a director may be removed for office only for cause and by an affirmative vote of the holders of at least 66 2/3% percent of the voting shares of Common Stock entitled to vote generally in the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding Preferred Stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Because we are a holding company, our ability to pay dividends on our Common Stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Common Stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any Preferred Stock outstanding at such time, holders of the Preferred Stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our Preferred Stock before we may pay distributions to the holders of our Common Stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All of the outstanding shares of our Common Stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future. Our Common Stock is not subject to redemption by operating of a sinking fund or otherwise.

Listing

Our Common Stock is listed on NYSE under the symbol “EXPR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors will be divided into three classes, with each class serving three-year staggered terms. In addition, our certificate of incorporation provides that directors may only be removed from the board of directors for cause and by an affirmative vote of 66 2/3% of our Common Stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the notice requirements set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

Business Combinations with Interested Stockholders

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any antitakeover effects of Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that Golden Gate Private Equity, Inc. and any persons to whom Golden Gate Private Equity, Inc. sells their Common Stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in Section 203.

Supermajority Stockholder Vote Required for Certain Actions

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Any amendments to the foregoing provisions of our certificate of incorporation (except related to Preferred Stock) and any amendments to our bylaws require the affirmative vote of at least 66 2/3% of the voting power of all shares of our Common Stock then outstanding, and any amendments to Article Ten of our certificate of incorporation require the affirmative vote of at least 80% of the voting power of all shares of our Common Stock then outstanding.

PLAN OF DISTRIBUTION

We may sell the Common Stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale or by any other legally available means.

In addition, the manner in which we may sell some or all of the Common Stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions; or

•	a combination of any such methods of sale.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us or selling stockholders to close out its short positions;

•	sell Common Stock short and re-deliver such shares to close out the short positions;

•

enter into options or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•

loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Common Stock covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or selling stockholders or others to settle such sales and may use securities received from us or selling stockholders to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment) to the extent required.

A prospectus supplement with respect to each offering of Common Stock will state the terms of the offering of the Common Stock, including:

•	the name or names of any underwriters or agents and the amounts of Common Stock underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the Common Stock and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the method of distribution;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the Common Stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Express, Inc.

15,000,000 Shares of Common Stock

PROSPECTUS    SUPPLEMENT

BofA Securities

June 3, 2021